EXHIBIT 10.27

Rent Contract

1)	Available property:

Address:	2-13-9 Shibaura, Minato-ku, Tokyo
Name of Bldg.:	Maekawa Shibaura Building 2
Structural Reform:	7 stories
Available room:	space for office use of 3rd floor – 188.41 m2

2)	Purpose of occupation:

Business only

3)	Starting date of rent:

November 21, 2003, Friday

4)	Term of rent:

From November 21, 2003, to November 20, 2007 for two years.

Notice of termination in writing shall be sent 6 months before expiration. If not, the contract will be renewed for another two years automatically.

5)	Termination before actual rent:

1.	Prepayment penalties is three-month-rent.

2.	Deposit shall be refundable under natural disaster or incident.

6)	Termination during effective term:

6 months’ notice of termination in writing shall be given. Instead of a prior notice, 6 months’ rent plus 6 months’ maintenance charges shall be effective to terminate the contract.

7)	Security deposit:

1.	Security deposit is \4,559,200 (10 months’ rent). Deposit shall be paid before the starting date of rent.

2.	Deposit will not bear interest.

3.	Balance of increased/reduced amount of deposit shall be charged or repaid.

4.	A right of deposit reclamation can not be assigned, not be collateralized.

5.	Deposit shall not be set off against any debts.

6.	Deposit shall be applied to late-payment or damages and that amount shall be filled back to the initial deposit amount within 7 days.

7.	Deposit is refundable after deduction of expenses incurred by obligations related to movement.

8)	Rent payment:

Rent is \455,920 per month. Rent will accrue as of December 1, 2003.

9)	Other expenses:

1.	Maintenance fee is \170,970 per month

2.	Expenses for water, electricity, telephone, cleaning, disposal, light facilities will accrue from the day of starting rent.

10)	Consumption tax:

Consumption tax shall be added to the amount of cl. 8) and cl. 9).

11)	Payment:

Above charges for the next month shall be transferred to the following approved bank until the end of month.

Bank:	Tokyo Mitsubishi Bank
Branch:	Tamachi branch
Account No.:	2058329
Name:	Maekawa Shikenki Seisakusho

12)	Late-payment penalties:

Extra payment for the late period is at a rate of 18% an year.

13)	Revision of rent and maintenance fees:

Both charges shall be revised at the time of renewing the contract. Revision will be notified in writing 6 months before contract termination.

14)	Tax:

Estate tax and property tax shall be at tenant’s expense.

15)	Change of condition:

1.	Office layout, remodeling and the construction company working for that shall notify in writing and have a permission in writing. Those will be at the tenant’s expense.

Electric construction and others relating to the building structural reform either inside or outside the office space shall be performed only by the approved company at tenant’s expense.

2.	Above changes shall be returned to the initial status of the office space before movement at the tenant’s expense.

16)	Rental property right, sublease, and share:

No negotiable. A company name plate or the telephone are not allowed to set on behalf of other companies except the ones invested by the tenant’s parent company or the group companies.

17)	Responsibilities for maintenance and repair:

Any damages inside/outside the office space shall be informed to the building owner.

In case the tenant, employees, or their guests cause damages, it shall be compensated by the tenant. In case the building owner admit it, the they shall be liable for damages.

Repaint or change of office ceilings, walls, and floor will be worked at the tenant’s expense.

18)	Expenses for the tenant’s exclusive use:

Facilities, installed by the building owner and used by the tenant, is exclusively managed by the tenant. Maintenance fee and repair charges for those facilities will be covered by the tenant.

19)	Entry to the office space:

The building owner or the approved person is allowed to enter the tenant’s office when necessary for inspection and work for it.

20)	Observation of regulations:

The tenant shall observe regulations of the building and they ask the employees, visitors, and contractors to observe them.

21)	Termination of contract:

The building owner terminate the contract without notice in the following situation.

1.	Rent, maintenance, and other payment are unpaid for more than two months.

2.	Disobedience to cl. 16).

3.	Filing for bankruptcy, Chapter 11 bankruptcy protection, court-mandated bailout, company dissolution.

4.	Bad check, blocked account, or temporary injunction.

5.	The building owner’s acknowledgement of discontinuing a contract due to the tenant’s property problems or credit problems.

6.	Disobedience to cl. 2).

7.	Disobedience to other regulations of the building and other clauses, business disruption, or abuse of trust.

22)	Penalty for cl. 21):

The building owner charge for 6 months rent plus maintenance, or more for an excess of expenses over damages.

23)	Remove:

The tenant remove everything of their belongings inside the office and return the space to a original condition.

24)	Waste of building, termination of a contract by irresistible force:

1.	In case problems by irresistible force interfere the tenant’s working, rent and maintenance fee during that period shall be negotiated with the building owner.

2.	Under the situation of extensive building damage, the tenant can terminate a contract without charge.

25)	Exemption clauses:

Disaster, pollution, rubbery, irresponsible accident, power cut or water cut caused by construction/check/inspection for a maintenance purpose.

26)	Communication method:

Notification, application, and offers will present in documentary form.

27)	Notifiable obligations:

Change of the tenant’s name, trade name, address, address of headquarters, representative, business purposes, and others related to business registration.

28)	Court for a contract dispute:

Tokyo District Court.

29)	Governing law:

This contract shall be governed by and construed in accordance with the laws of Japan.

30)	Procedure before actual rent:

All clauses provided here is effective after exchanging the contract.

31)	Confidentiality:

This contract applied to the building owner and the tenant only. Disclosure is prohibited.

32)	Joint surety:

1.	Joint surety shall be jointly and severally liable for this contract.

2.	In case that the joint surety is ineligible anymore, such as death or disappearance, the tenant shall appoint another and ask the building owner for approval

33)	Others:

Other matters not provided here shall be conformed to Civil Code, other statutory law, and the customs.

34)	Special terms and conditions:

1.	Parking: Free in the parking area of the ground level.

2.	Joint surety: Not required.

3.	Cancellation: In case the tenant terminate the contract within one months after starting rent, the tenant shall be not only keep this contract but pay for two months rent to the building owner.